UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 June 11, 2009

AuraSource, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28585	68-0427395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7377 East Doubletree Ranch Road, Suite 288 Scottsdale, AZ	85258
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (480) 368-1829

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02      Termination of a Material Definitive Agreement

On July 11, 2008, we entered into a Revolving Promissory Note (the “Note”) with Mongsource USA, LLC, the majority stockholder of the Company.   Through June 11, 2009, Mongsource USA, LLC had advanced us approximately $475,000.  Additionally, on September 6, 2008, we entered into an Exploration Licenses Transfer Agreement, with Mongsource USA, LLC. , under which Mongsource USA agreed to transfer to the Company three mineral exploration licenses in Mongolia. As of June 11, 2009, the conditions necessary to transfer the Mongsource License Shares had not been satisfied.

On June 11, 2009, we entered into an agreement with MongSource USA, LLC where by we would transfer all rights and ownership interests in our assets relating to the exploration and development of mineral resources which includes all assets of AuraSourse LLC, a Mongolian subsidiary, in exchange for the forgiveness of the Note and all amounts due under the Note.

We plan to focus on clean energy technology development.  AuraSource is developing the AuraCoaltm process, which is a technology to remove SO2 and ash from coal pre-combustion.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Mobile Nation, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AURASOURCE, INC.

Date:  June 17, 2009                                                                By:        /s/ Eric Stoppenhagen
Eric Stoppenhagen
Chief Financial Officer